Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

GNS II (U.S.) CORP.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

GNS II (U.S.) Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

1) That the name of this corporation is GNS II (U.S.) Corp., and that this corporation was originally incorporated pursuant to the DGCL on March 25, 2004.

2) That the Board of Directors duly adopted resolutions proposing to amend and restate the restated certificate of incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the restated certificate of incorporation of this corporation be amended and restated in its entirety to read as follows (the “Restated Certificate of Incorporation”):

ARTICLE I

NAME

The name of the corporation (hereinafter called the “Corporation”) is The Mosaic Company.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

CAPITAL STOCK

1. Authorized Stock. (A) The total number of shares of capital stock that the Corporation has authority to issue is 1,490,000,000 of which:

(1) 1,000,000,000 shares shall be shares of Common Stock, par value $0.01 per share (the “Common Stock”);

(2) 275,000,000 shares shall be shares of Class A Common Stock, par value $0.01 per share, of which (i) 77,666,668 shall be designated Class A Common Stock, Series A-1 (the “Series A-1 Common Stock”); (ii) 77,666,667 shall be designated Class A Common Stock, Series A-2 (the “Series A-2 Common Stock”); (iii) 77,666,665 shall be designated Class A Common Stock, Series A-3 (the “Series A-3 Common Stock”); and (iv) 42,000,000 shall be designated Class A Common Stock, Series A-4 (the “Series A-4 Common Stock”);

(3) 200,000,000 shares shall be shares of Class B Common Stock, par value $0.01 per share, of which (i) 66,666,668 shall be designated Class B Common Stock, Series B-1 (the “Series B-1 Common Stock”); (ii) 66,666,667 shall be designated Class B Common Stock, Series B-2 (the “Series B-2 Common Stock”); and (iii) 66,666,665 shall be designated Class B Common Stock, Series B-3 (the “Series B-3 Common Stock”); and

(4) 15,000,000 shares shall be shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

(B) The Series A-1 Common Stock, the Series A-2 Common Stock, the Series A-3 Common Stock and the Series A-4 Common Stock are referred to collectively as the “Class A Common Stock”. The Series B-1 Common Stock, the Series B-2 Common Stock and the Series B-3 Common Stock are referred to collectively as the “Class B Common Stock”. The Common Stock, the Class A Common Stock and the Class B Common Stock are referred to collectively as the “Company Common Stock”.

2. Company Common Stock.

(A) General. Except as expressly provided for in this Article IV and in Article IX, the shares of each class and series of Company Common Stock shall have the same powers, rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Subject to the rights of the holders of any series of Preferred Stock from time to time outstanding, stockholders of the Corporation shall not have any preemptive rights to subscribe for, purchase or receive any part of any new or additional issue of stock of the Corporation and no stockholder will be entitled to cumulate votes at any election of directors.

(B) Dividends and Other Distributions. Subject to the rights of the holders of any series of Preferred Stock from time to time outstanding, and except as expressly provided for in this Article IV, holders of shares of Company Common Stock shall be entitled to receive such dividends and other distributions in cash, securities or property as may be declared thereon by the

Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that no dividend or other distribution may be declared or paid in respect of any share of any class or series of Company Common Stock unless a dividend or other distribution, payable in the same amount, ratio, form and manner, is simultaneously declared or paid, as the case may be, in respect of all shares of each class and series of Company Common Stock, without preference or priority of any kind, except that, whenever a dividend or other distribution is paid in shares of Company Common Stock, (i) only shares of Common Stock shall be paid in respect of the shares of Common Stock outstanding as of the record date therefor, (ii) only shares of Series A-1 Common Stock shall be paid in respect of the shares of Series A-1 Common Stock and shares of Series B-1 Common Stock, in each case outstanding as of the record date therefor, (iii) only shares of Series A-2 Common Stock shall be paid in respect of the shares of Series A-2 Common Stock and shares of Series B-2 Common Stock, in each case outstanding as of the record date therefor, (iv) only shares of Series A-3 Common Stock shall be paid in respect of the shares of Series A-3 Common Stock and shares of Series B-3 Common Stock, in each case outstanding as of the record date therefor and (v) only shares of Series A-4 Common Stock shall be paid in respect of the shares of Series A-4 Common Stock outstanding as of the record date therefor. No dividends or distributions shall be paid in shares of Class B Common Stock. The Corporation shall not issue any option, warrant or other right to acquire shares of Class B Common Stock nor shall it implement any rights plan that provides for the distribution of rights to purchase shares of Class B Common Stock.

(C) Liquidation and Other Transactions.

(1) Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment in full of all amounts to which the holders of each series, if any, of the then outstanding Preferred Stock shall be entitled, the remaining assets of the Corporation to be distributed to the holders of the capital stock of the Corporation shall be distributed ratably, on a share for share basis, among the holders of the shares of all classes and series of Company Common Stock, together with the holders of the shares of any class of stock ranking on a parity with the Company Common Stock in respect of such distribution. For purposes of this paragraph, unless otherwise provided with respect to any then outstanding series of Preferred Stock, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, either voluntary or involuntary.

(2) Other Transactions. The Corporation shall not (i) effect any reorganization, consolidation, combination or merger with or into another corporation or other entity (whether or not the Corporation is the surviving entity), (ii) consummate any agreement providing for, or otherwise approve, any tender or exchange offer for any shares of Company Common Stock, or (iii) grant any “top-up” option or other option in connection with any tender or exchange offer for any shares of Company Common Stock, unless, in each case (other than in the case of an implementation by the Corporation of a rights plan), the holders of outstanding shares of each class and series of Company Common Stock shall be entitled to receive the same kind and amount of consideration (including shares of stock and other securities and property (including cash)), if any, for each share so held, receivable upon such reorganization, consolidation, combination, merger or tender or exchange offer, in each case, without distinction between classes or series of Company Common Stock.

(D) Voting.

(1) Except as otherwise provided in this Article IV and except as required by law, holders of shares of each class and series of Company Common Stock shall be entitled to vote, and shall vote together as one class, on all matters to be voted on by the stockholders of the Corporation. Except as otherwise provided in this Article IV and except as required by law, (x) with respect to all matters other than the election of directors, each holder of shares of Company Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Company Common Stock held of record by such holder, and (y) with respect to the election of directors, each holder of shares of Common Stock and/or Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock and/or Class A Common Stock held of record by such holder, and each holder of shares of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock held of record by such holder.

(2) Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, for so long as any shares of Class A Common Stock or Class B Common Stock remain outstanding, without the Requisite Vote or Requisite Votes, as applicable (and any other vote of stockholders required by this Restated Certificate of Incorporation or applicable law):

(i) this Restated Certificate of Incorporation shall not be amended, altered or repealed (including by merger, consolidation or otherwise) in a manner that would alter or change the powers, preferences, or relative, participating, optional or other special rights of the shares of Class A Common Stock and/or Class B Common Stock (or any series thereof), or the qualifications, limitations or restrictions with respect thereto, so as to affect them adversely;

(ii) no series of Preferred Stock shall be established by the Board of Directors, and no shares of any series of Preferred Stock shall be issued by the Corporation (by merger, consolidation or otherwise), if the terms of such series of Preferred Stock would be violated or breached by or as a result of the conversion of the shares of Class A Common Stock or Class B Common Stock (or any series thereof), or the Transfer of any such shares, in accordance with the terms of this Article IV;

(iii) no shares of Class A Common Stock (or any series thereof) or Class B Common Stock (or any series thereof) shall be issued by the Corporation (including by merger, consolidation or otherwise), other than pursuant to the Merger and other than the issuance of shares of Class A Common Stock upon the conversion of shares of Class B Common Stock in accordance with the terms of this Article IV or upon a dividend or other distribution paid by the Corporation in shares of Common Stock or Class A Common Stock in accordance with the terms of this Article IV;

(iv) no reorganization, consolidation, combination or merger of the Corporation with or into another corporation or other entity in which shares of Class A Common Stock (or any series thereof) and/or Class B Common Stock (or any series thereof) are converted into (or entitled to receive with respect thereto) shares of stock or other securities or property (including cash) shall be permitted, unless, in such reorganization, consolidation, combination or merger, each holder of a share of Class A Common Stock and/or Class B Common Stock shall be entitled to receive with respect to each such share the same kind and amount of shares of stock or other securities or property (including cash) as any holder of a share of Common Stock shall be entitled to receive for a share of Common Stock;

(v) the Corporation (including its Board of Directors) shall not, and shall not permit any of its subsidiaries to, make, agree to, approve or recommend any tender or exchange offer for any shares of Company Common Stock, unless such tender or exchange offer is open to all holders of shares of all series and classes of Company Common Stock and the consideration paid to any such holder for shares of Company Common Stock tendered into such tender or exchange offer is the highest consideration paid to any other holder for shares of Company Common Stock tendered into such tender or exchange offer;

(vi) the Corporation shall not subdivide (by any stock split, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of Common Stock, Class A Common Stock (or any series thereof) or Class B Common Stock (or any series thereof), unless the outstanding shares of the other such classes and series of Company Common Stock shall be proportionately subdivided or combined in the same manner, in each case so that the numbers of shares of Common Stock, Class A Common Stock (and each series thereof) and Class B Common Stock (and each series thereof) outstanding immediately following such subdivision or combination shall bear the same relationship to one another as did the numbers of shares of Common Stock, Class A Common Stock (and each series thereof) and Class B Common Stock (and each series thereof) outstanding immediately prior to such subdivision or combination; and

(vii) this Section 2(D)(2) and Section 2(D)(4)(a) of this Article IV of this Restated Certificate of Incorporation shall not be amended, altered or repealed (including by merger, consolidation or otherwise), and no provision of this Restated Certificate of Incorporation that is inconsistent with this Section 2(D)(2) or Section 2(D)(4)(a) of this Article IV shall be adopted (including by merger, consolidation or otherwise); provided, however that no vote otherwise required by this Section 2(D)(2) shall be required for the implementation by the Corporation of a rights plan, including the distribution of rights to all holders of the Company Common Stock, the designation of a series of preferred stock in connection therewith, and all other actions contemplated by any such rights plan and the operation thereof, so long as all shares of all holders of shares of Company Common Stock are treated identically pursuant to such distribution and, other than a holder who is an “Acquiring Person” and certain transferees of any such “Acquiring Person” under such rights plan, the operation of such rights plan.

(3) Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, for so long as any shares of Class A Common Stock or Class B Common Stock remain outstanding, without the Requisite Common Vote (and any other vote of stockholders required by this Restated Certificate of Incorporation or applicable law):

(i) this Restated Certificate of Incorporation shall not be amended, altered or repealed (including by merger, consolidation or otherwise) in a manner that would alter or change the powers, preferences, or relative, participating, optional or other special rights of the shares of Common Stock, or the qualifications, limitations or restrictions with respect thereto, so as to affect them adversely;

(ii) the Corporation shall not subdivide (by any stock split, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of Common Stock, Class A Common Stock (or any series thereof) or Class B Common Stock (or any series thereof), unless the outstanding shares of the other such classes and series of Company Common Stock shall be proportionately subdivided or combined in the same manner, in each case so that the numbers of shares of Common Stock, Class A Common Stock (and each series thereof) and Class B Common Stock (and each series thereof) outstanding immediately following such subdivision or combination shall bear the same relationship to one another as did the numbers of shares of Common Stock, Class A Common Stock (and each series thereof) and Class B Common Stock (and each series thereof) outstanding immediately prior to such subdivision or combination; and

(iii) Section 2(C)(2), this Section 2(D)(3) and Section 2(D)(4)(b) of this Article IV of this Restated Certificate of Incorporation shall not be amended, altered or repealed (including by merger, consolidation or otherwise), and no provision of this Restated Certificate of Incorporation that is inconsistent with Section 2(C)(2), this Section 2(D)(3) or Section 2(D)(4)(b) of this Article IV shall be adopted (including by merger, consolidation or otherwise); provided, however, that no vote otherwise required by this Section 2(D)(3) shall be required for the implementation by the Corporation of a rights plan, including the distribution of rights to all holders of the Company Common Stock, the designation of a series of preferred stock in connection therewith, and all other actions contemplated by any such rights plan and the operation thereof, so long as all shares of all holders of shares of Company Common Stock are treated identically pursuant to such a distribution and, other than a holder who is an “Acquiring Person” and certain transferees of any such “Acquiring Person” under such rights plan, the operation of such rights plan.

(4) (a) “Requisite Vote” and “Requisite Votes,” as applicable, means, in addition to any other or different vote required by applicable law, for purposes of any action described in clauses (i) through (vii) of Section 2(D)(2) of this Article IV, (1) the affirmative vote of holders of at least a majority of the voting power of the shares of all series of Class A Common Stock and all series of Class B Common Stock outstanding as of the record date therefor, voting together as a single class and, (2) if any such action would affect a class or series of Class A Common Stock and/or Class B Common Stock, as applicable, less favorably, or more adversely, than it does any other class or series of Class A Common Stock and/or Class B Common Stock, the affirmative vote of holders of at least a majority of the voting power outstanding as of the record date therefor of the shares of the class or series less favorably or more adversely affected by such action, voting as a separate class.

(b) “Requisite Common Vote” means, in addition to any other or different vote required by applicable law, for purposes of any action described in clauses (i) through (iii) of Section 2(D)(3) of this Article IV, the affirmative vote of holders of at least a majority of the voting power of the shares of Common Stock outstanding as of the record date therefor.

3. Transfer Restrictions and Conversion Applicable to Shares of Class A Common Stock and Class B Common Stock.

(A) Transfer Restrictions of Class A Common Stock and Class B Common Stock.

(1) Except as otherwise set forth in Section 3(A)(2), Section 3(A)(3) or Section 3(A)(4) of this Article IV, (x) shares of Class A Common Stock may not be Transferred by or at the request of any record or beneficial owner of such shares of Class A Common Stock, and (y) shares of Class B Common Stock may not be Transferred by or at the request of any record or beneficial owner of such shares of Class B Common Stock until the Lock-Up Expiration Date applicable to such shares of Class B Common Stock shall have occurred.

(2) Section 3(A)(1) of this Article IV shall not prohibit a record or beneficial owner of shares of Class A Common Stock or Class B Common Stock from Transferring such shares in a Permitted Transfer, provided that (i) any record or beneficial owner of shares of Class A Common Stock or Class B Common Stock that seeks to Transfer one or more of such shares pursuant to this Section 3(A)(2) must, upon the Corporation’s request, provide to the Corporation affidavits or other proof reasonably acceptable to the Corporation that any such Transfer qualifies as a Permitted Transfer, and any good faith determination of the Corporation that a particular Transfer so qualifies or does not so qualify shall be conclusive and binding; and (ii) if a record or beneficial owner of shares of Class A Common Stock or Class B Common Stock makes any Transfer of one or more such shares in a Permitted Transfer, each share of Class A Common Stock and/or Class B Common Stock so Transferred shall continue to be bound by the terms of this Article IV, including the restrictions on Transfer set forth in this Article IV.

(3) Section 3(A)(1) of this Article IV shall not prohibit a record or beneficial owner of shares of Class A Common Stock from Transferring such shares pursuant to a Qualified Transfer.

(4) (a) At any time or from time to time on or prior to the second (2nd) anniversary of the Issue Date, if the Board of Directors (or any committee thereof designated thereby) determines in good faith it is in the best interests of the Corporation and its stockholders, the Board of Directors (or such committee) may (x) waive or otherwise remove the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV with respect to all or any number of the shares of Series A-4 Common Stock, on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion and (y) waive or otherwise remove the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV (on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion) to allow any of the MAC Trusts to Transfer all or any number of the shares of Class A Common Stock held by it so long as such Transfer will occur on or prior to the second (2nd) anniversary of the Issue Date.

(b) At any time or from time to time after the second (2nd) anniversary of the Issue Date, if the Board of Directors (or any committee thereof designated thereby) determines in good faith it is in the best interests of the Corporation and its stockholders, the Board of Directors (or such committee) may, in its sole discretion, waive or otherwise remove the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV, on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion, with respect to (w) all or any number of the shares of Series A-1 Common Stock and Series B-1 Common Stock (such shares, the “Combined Series 1 Stock”), (x) all or any number of the shares of Series A-2 Common Stock and Series B-2 Common Stock (such shares, the “Combined Series 2 Stock”), or (y) all or any number of the shares of Series A-3 Common Stock and Series B-3 Common Stock (such shares, the “Combined Series 3 Stock,” and each of the Combined Series 1 Stock, Combined Series 2 Stock and Combined Series 3 Stock is referred to individually as a “Combined Series of Stock”); provided, however, that, except in the case of a waiver or removal of the restrictions on Transfer if required to permit Transfers pursuant to Section 2.02(b)(vi) of the Governance Agreement, if the Board of Directors (or such committee) waives or otherwise removes the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV pursuant to this Section 3(A)(4)(b) with respect to less than all of the outstanding shares of a Combined Series of Stock, the number of shares of such Combined Series of Stock of each holder in respect of which the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV shall be waived or otherwise removed shall be equal to the result obtained by multiplying (i) the number of shares of such Combined Series of Stock held by such holder as of a record date determined by the Board of Directors (or such committee) by (ii) a fraction, the numerator of which shall be the number of outstanding shares of such Combined Series of Stock as of such record date in respect of which the Board of Directors (or such committee) is waiving or otherwise removing the restrictions on Transfer set forth in Section 3(A)(1) of this Article IV and the denominator of which shall be the number of outstanding shares of such Combined Series of Stock as of such record date, rounded down to the nearest whole share. In the event that the Board of Directors (or such committee) waives or otherwise removes the restrictions set forth in Section 3(A)(1) of this Article IV pursuant to this Section 3(A)(4)(b) with respect to less than all of the shares of any Combined Series of Stock held by any holder, such waiver or removal of restrictions shall apply first to such holder’s shares of Class A Common Stock of the Combined Series of Stock and second to such holder’s shares of Class B Common Stock of such Combined Series of Stock.

(5) Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, the Corporation shall not, and shall not permit any of its subsidiaries to, purchase or otherwise acquire any shares of Class A Common Stock or Class B Common Stock at a price per share that exceeds the Common Market Price.

(B) Conversion of Class A Common Stock.

(1) Series A-1 Common Stock; Series A-2 Common Stock; Series A-3 Common Stock. Each share of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock shall be converted into shares of Common Stock on the terms and conditions set forth below in this Section 3(B)(1). Any conversion effected in accordance with this Section 3(B)(1) (other than paragraph (d) of this Section 3(B)(1)) shall be effective upon the applicable Conversion Time whether or not certificates representing such shares are surrendered to the Corporation.

(a) Conversion Upon Lock-up Release Date. (i) Each share of Series A-1 Common Stock outstanding on the First Lock-up Release Date shall be converted, immediately prior to the close of business on such date, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock; (ii) each share of Series A-2 Common Stock outstanding on the Second Lock-up Release Date shall be converted, immediately prior to the close of business on such date, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock; and (iii) each share of Series A-3 Common Stock outstanding on the Third Lock-up Release Date shall be converted, immediately prior to the close of business on such date, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock.

(b) Conversion in Connection with a Released Share Offering. Each share of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock upon the Transfer of such share pursuant to a Released Share Offering in accordance with the Registration Agreement.

(c) Conversion by the Board.

(i) At any time or from time to time on or prior to the second (2nd) anniversary of the Issue Date, the Board of Directors (or any committee thereof designated thereby) may, in its sole discretion, convert all or any number of the shares of any series of Class A Common Stock (other than Series A-4 Common Stock) held by any MAC Trust, automatically and without payment of additional consideration or further action by the holder thereof, on a share-for-share basis, into fully paid and non-assessable shares of Common Stock (at such time or times and on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion) so long as (x) such conversion will occur and is conditioned upon the Transfer of all such shares of Common Stock pursuant to a Structured Formation Offering, Market Sale or Private Sale, (y) such conversion and Transfer will occur on or prior to the second (2nd) anniversary of the Issue Date and (z) the shares of Class A Common Stock that are to be converted pursuant to this clause (i) at any one time shall consist of an equal number of shares of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock then held by such MAC Trust.

(ii) At any time or from time to time after the later of the Class B Conversion Approval and the second (2nd) anniversary of the Issue Date, the Board of Directors (or any committee thereof designated thereby) may, in its sole discretion, convert all or any number of the shares of any series of Class A Common Stock automatically and without payment of additional consideration or further action by the holder thereof, on a share-for-share basis, into fully paid and non-assessable shares of Common Stock (at such time or times and on such terms and conditions as may be fixed by the Board of Directors (or such committee) in its sole discretion); provided, however, that if the Board of Directors (or such committee) elects to convert less than all of the outstanding shares of any series of Class A Common Stock at any time pursuant to this Section 3(B)(1)(c)(ii), the number of shares of such series of Class A Common Stock of each holder that shall be converted shall be equal to the result obtained by multiplying (x) the number of shares of such series of Class A Common Stock held by such holder as of a record date determined by the Board of Directors (or such committee) by (y) a fraction, the numerator of which shall be the number of outstanding shares of such series of Class A Common Stock as of such record date being converted by the Board of Directors (or any such committee), and the denominator of which shall be the number of outstanding shares of such series of Class A Common Stock as of such record date, rounded down to the nearest whole share.

(d) Death Conversion. In the event an estate of a person who shall have died after the Execution Date is a holder of shares of Class A Common Stock or in the event a grantor, settlor or beneficiary of a trust that holds shares of Class A Common Stock shall have died after the Execution Date, such estate or trust may, without payment of additional consideration, convert any shares of Class A Common Stock held by such trust or estate, on a share-for-share basis, into fully paid and non-assessable shares of Common Stock in connection with (a) the Transfer of such shares of Common Stock so long as the proceeds of such Transfer are to be used (or the proceeds of a prior Permitted Transfer (made pursuant to clause (B) of such definition) of shares of Class B Common Stock that were previously converted into such shares of Class A Common Stock were used) to pay estate taxes and expenses payable by reason of the death of such deceased person or the death of the grantor or settlor of such trust or any one or more beneficiaries of such trust (as applicable), and (b) the Transfer of such shares of Common Stock after the second (2nd) anniversary of the Issue Date so long as (x) the proceeds of such Transfer are to be used to pay estate taxes, debts, obligations and expenses payable by reason of the death of such deceased person or the death of the grantor or settlor of such trust or any one or more beneficiaries of such trust (as applicable) or (y) such Transfer is made in connection with a foreclosure on shares of Class A Common Stock that were pledged pursuant to a Permitted Transfer. In order for a trust or estate to convert shares of Class A Common Stock into shares of Common Stock pursuant to this Section 3(B)(1)(d), such trust or estate shall surrender such the certificate or certificates for such shares (or, if such trust or estate alleges that such certificate or certificates has been lost, stolen or destroyed, such trust or estate shall provide the Corporation with a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation and the transfer agent (if the Corporation does not serve as its own transfer agent) at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) and if requested by the Corporation or the transfer agent (if applicable), the posting of a surety bond in customary amount and upon customary terms, against any claim that may be made against the Corporation and/or the transfer agent on account of the alleged loss, theft or destruction of such certificate or certificates), at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice (x) stating that such trust or estate elects to convert all or a number of shares of Class A Common Stock represented by such certificate or certificates (if any) pursuant to this Section 3(B)(1)(d) and (y) presenting facts indicating that such conversion complies with this Section 3(B)(1)(d). Such notice shall also state such trust or estate’s name or the names of the nominees in which such trust or estate wishes such shares of Common Stock, and the certificate or certificates (if any) for such shares of Common Stock, to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. In addition, the trust or estate seeking to convert shares of Class A Common Stock into shares of Common Stock pursuant to this Section 3(B)(1)(d) shall (i) provide to the Corporation affidavits stating that such conversion and the related Transfer of shares of Common Stock is in compliance with any agreement such trust or estate may have with Cargill and (ii) upon the Corporation’s request, provide to the Corporation affidavits or other proof reasonably acceptable to the Corporation that such conversion complies with this Section 3(B)(1)(d), and any good faith determination of the Corporation that a particular conversion so qualifies or does not so qualify shall be conclusive and binding. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates (or lost certificate affidavit and agreement), notice and, if requested in accordance with the foregoing, any surety bond, affidavits or other proof, shall be the Conversion Time and the shares of Common Stock issuable upon conversion of such shares of Class A Common Stock shall be deemed outstanding of record as of such time. The Corporation shall, as soon as practicable after any such surrender following such Conversion Time, issue and deliver to the applicable trust or estate or to its nominees, a certificate or certificates (if any) for the number of shares of Common Stock into which such shares of Class A Common Stock were converted pursuant to this Section 3(B)(1)(d) and a certificate representing the shares of Class A Common Stock represented by a surrendered certificate that were not converted into shares of Common Stock pursuant to this Section 3(B)(1)(d).

(2) Series A-4 Common Stock. The shares of Series A-4 Common Stock shall be converted into shares of Common Stock on the terms and conditions set forth in this Section 3(B)(2). Any conversion effected in accordance with this Section 3(B)(2) shall be effective upon the applicable Conversion Time whether or not certificates representing such shares are surrendered to the Corporation.

(a) Conversion in Connection with Certain Sales. Prior to the second (2nd) anniversary of the Issue Date, each share of Series A-4 Common Stock shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock upon the Transfer of that share pursuant to a Structured Formation Offering, Market Sale or Private Sale, as applicable.

(b) Other Conversion. Immediately after the close of business on the second (2nd) anniversary of the Issue Date, each then outstanding share of Series A-4 Common Stock shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one share of Common Stock.

(3) 90% Owner After Tender Offer. In the event that any Person becomes the record and beneficial owner of 90% or more of the outstanding shares of Company Common Stock as a result of a tender or exchange offer approved or recommended by the Board of Directors (or the exercise of any “top-up” option granted by the Corporation in connection with any such tender or exchange offer), each outstanding share of Class A Common Stock, whether or not held by such

Person, shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock.

(C) Conversion of Class B Common Stock. Each share of Class B Common Stock shall be converted into shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock or Common Stock, as applicable, on the terms and conditions set forth below in this Section 3(C). Any conversion effected in accordance with this Section 3(C) shall be effective upon the applicable Conversion Time whether or not certificates representing such shares are surrendered to the Corporation.

(1) Conversion upon Shareholder Approval. If the Corporation’s Board of Directors determines to submit to the stockholders of the Corporation, at a duly called meeting of stockholders, a proposal to effect a conversion of the shares of Class B Common Stock, and such proposal is approved by the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock, Class A Common Stock and Class B Common Stock entitled to vote and present in person or by proxy at the meeting, voting together as a single class (any such approval, the “Class B Conversion Approval”), all of the shares of Class B Common Stock then outstanding shall be converted, automatically and without payment of additional consideration or further action by the holders thereof, as follows:

(a) If the Class B Conversion Approval occurs prior to the First Lock-up Release Date, then immediately prior to the close of business on the date of such Class B Conversion Approval (i) each share of Series B-1 Common Stock shall be converted into one fully paid and non-assessable share of Series A-1 Common Stock, (ii) each share of Series B-2 Common Stock shall be converted into one fully paid and non-assessable share of Series A-2 Common Stock, and (iii) each share of Series B-3 Common Stock shall be converted into one fully paid and non-assessable share of Series A-3 Common Stock;

(b) If the Class B Conversion Approval occurs on or after the First Lock-up Release Date but prior to the Second Lock-up Release Date, then immediately prior to the close of business on the date of such Class B Conversion Approval, (i) each share of Series B-1 Common Stock shall be converted into one fully paid and non-assessable share of Common Stock, (ii) each share of Series B-2 Common Stock shall be converted into one fully paid and non-assessable share of Series A-2 Common Stock, and (iii) each share of Series B-3 Common Stock shall be converted into one fully paid and non-assessable share of Series A-3 Common Stock;

(c) If the Class B Conversion Approval occurs on or after the Second Lock-up Release Date but before the Third Lock-up Release Date, then immediately prior to the close of business on the date of such Class B Conversion Approval, (i) each share of Series B-1 Common Stock and Series B-2 Common Stock shall be converted into one fully paid and non-assessable share of Common Stock, and (ii) each share of Series B-3 Common Stock shall be converted into one fully paid and non-assessable share of Series A-3 Common Stock; and

(d) If the Class B Conversion Approval occurs on or after the Third-Lock-up Release Date, then immediately prior to the close of business on the date of such Class B Conversion Approval, each share of Class B Common Stock shall be converted into one fully paid and non-assessable share of Common Stock.

(2) 90% Owner After Tender Offer. In the event that any Person becomes the record and beneficial owner of 90% or more of the outstanding shares of Company Common Stock as a result of a tender or exchange offer approved or recommended by the Board of Directors (or the exercise of any “top-up” option granted by the Corporation in connection with any such tender or exchange offer), each outstanding share of Class B Common Stock, whether or not held by such Person, shall be converted, automatically and without payment of additional consideration or further action by the holder thereof, into one fully paid and non-assessable share of Common Stock.

(D) Conversion Mechanics.

(1) Manner of Conversion.

(a) Upon the automatic conversion of any shares of Class A Common Stock or any shares of Class B Common Stock pursuant to Section 3(B) or Section 3(C) of this Article IV (other than pursuant to Section 3(B)(1)(d)) (any such conversion, an “Automatic Conversion”), the Corporation will provide written notice of the conversion of such shares to the holders of record of such shares, at such holders’ respective addresses as they appear on the transfer books of the Corporation, as soon as reasonably practicable following the applicable Conversion Time; provided, however, that neither the failure to give such notice nor any defect therein shall affect the validity of the conversion. Such notice, which need not be sent in advance of the occurrence of the applicable Conversion Time, shall state, as appropriate and together with such other information as the Corporation may deem appropriate to include in such notice: (i) the effective date of the conversion; and (ii) the number and series of shares of Class A Common Stock or Class B Common Stock, as the case may be, that were or are to be automatically converted and the number and class and series of shares, as applicable, into which the converted (or to be converted) shares were (or are to be) converted.

(b) In the event of an Automatic Conversion of any shares of Class A Common Stock or any shares of Class B Common Stock, the certificates formerly representing each such share of Class A Common Stock or Class B Common Stock shall thereupon and thereafter be deemed to represent such number and series (if applicable) of shares of Class A Common Stock or Common Stock, as applicable, into which such shares of Class A Common Stock or Class B Common Stock were converted pursuant to such Automatic Conversion unless and until such certificate or certificates are exchanged in accordance with the following paragraph.

(c) From and after the Conversion Time applicable to shares of Class A Common Stock or Class B Common Stock converted pursuant to an Automatic Conversion any holder of such shares of former Class A Common Stock or former Class B Common Stock may surrender such holder’s certificate or certificates for such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, such holder shall provide the Corporation with a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation and the transfer agent (if the Corporation does not serve as its own transfer agent) at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) and if requested by the Corporation or the transfer agent (if applicable), the posting of a surety bond in customary amount and upon customary terms, against any claim that may be made against the Corporation and/or the transfer agent on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Class A Common Stock and/or Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder would like one or more new certificates (if any) representing the shares of Class A Common Stock or Common Stock, as applicable, into which such shares of Class A Common Stock and/or Class B Common Stock were converted pursuant to the Automatic Conversion. Such notice shall state such holder’s name or, where shares were converted into shares of Common Stock, the names of the nominees in which such holder wishes the certificate or certificates (if any) for such shares to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The Corporation shall, as soon as practicable after any such surrender following the Conversion Time applicable to any such shares, issue and deliver to such holder, or where shares were converted into shares of Common Stock, to his, her or its nominees, a certificate or certificates (if any) for the number of shares of Class A Common Stock or Common Stock into which such shares of Class A Common Stock and/or Class B Common Stock were converted pursuant to the Automatic Conversion.

(2) Reservation of Shares. The Corporation shall at all times when Class A Common Stock or Class B Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Class A Common Stock or Class B Common Stock, such number of its duly authorized shares of Class A Common Stock and Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Common Stock and Class B Common Stock at such time; and if at any time the number of authorized but unissued shares of Class A Common Stock or Common Stock, as applicable, shall not be sufficient to effect the conversion of all then outstanding shares of Class A Common Stock and Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock or Common Stock, as applicable, to such number of shares as shall be sufficient for such purposes, including, if applicable, seeking to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.

(3) Effect of Conversion. Each share of Class A Common Stock and Class B Common Stock converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such share shall immediately cease and terminate at the Conversion Time applicable to such share, except only the right of the holder thereof to receive shares of Class A Common Stock or Common Stock, as the case may be, in exchange therefor and to receive payment of any dividends declared but unpaid on the share so converted for which the record date has already occurred. Any shares of any series of Class A Common Stock or Class B Common Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the applicable series of Class A Common Stock or Class B Common Stock accordingly.

(4) Treatment of Certain Dividends.

(a) With respect to any dividends that (i) are declared on shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock or Series A-4 Common Stock, (ii) are payable in shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock, or Series A-4 Common Stock, respectively, and (iii) have not been paid prior to the conversion of such shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock or Series A-4 Common Stock, as applicable, into shares of Common Stock, such dividend shall be paid in the form of shares of Common Stock rather than in the form of shares of Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock or Series A-4 Common Stock, as applicable.

(b) With respect to any dividends that (i) are declared on shares of Series B-1 Common Stock, Series B-2 Common Stock or Series B-3 Common Stock, (ii) are payable in shares of Series A-1 Common Stock, Series A-2 Common Stock, or Series A-3 Common Stock, respectively, and (iii) have not been paid prior to the conversion of such shares of Series B-1 Common Stock, Series B-2 Common Stock or Series B-3 Common Stock, as applicable, into shares of Common Stock, such dividend shall be paid in the form of shares of Common Stock rather than in the form of shares of Series A-1 Common Stock, Series A-2 Common Stock or Series A-3 Common Stock, as applicable.

(5) Taxes. The issuance of shares of Common Stock or Class A Common Stock, as the case may be, on the conversion of Class A Common Stock or Class B Common Stock shall be made by the Corporation without charge for expenses or for any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or Class A Common Stock, as applicable. However, if any such shares are to be issued in a name other than that of the holder of the share or shares of Class A Common Stock and/or Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

(E) General.

(1) The restrictions on Transfer set forth in this Section 3 of Article IV shall be referred to as the “Lock-up.” The Corporation shall not register the purported Transfer of any shares of Class A Common Stock or Class B Common Stock in violation of the Lock-up and any such Transfer in violation of the Lock-up shall be null and void ab initio.

(2) All shares of Class A Common Stock and Class B Common Stock shall be issued solely in certificated form, which certificate shall at all times bear a legend to the effect that such shares are subject to the Lock-up.

(F) Definitions.

The following terms shall have the meanings set forth below:

“Acorn Trust” means the Acorn Trust dated January 30, 1995, as amended.

“Anne Ray Charitable Trust” means the Anne Ray Charitable Trust dated August 20, 1996, as amended.

“beneficial owner” and words of similar import (including “beneficially own” and “beneficial ownership”) shall have the meaning attributed to them under Rule 13d-3 promulgated under the Exchange Act except that a Person shall be deemed to have “beneficial ownership” of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after passage of time.

“Cargill” means Cargill, Incorporated and its successors.

“Cargill Family Entity” means any corporation, partnership or limited liability company of which, in each case, at least ninety percent (90%) in value of the stock or other ownership interests is owned by one or more Cargill Family Members, Cargill Family Trusts, other Cargill Family Entities or Cargill Family Member Estates.

“Cargill Family Member” means (a) any natural person who is a lineal descendent of W.W. Cargill, including a legally adopted descendent and his or her descendents; (b) any natural person who is a spouse of any person referred to in clause (a); and (c) any natural person who is a brother, sister or parent, including as a result of a legal adoption, of any person referred to in clause (a).

“Cargill Family Member Estate” means the estate of any Cargill Family Member.

“Cargill Family Trust” means any trust the primary beneficiaries of which are Cargill Family Members, Cargill Family Entities, other Cargill Family Trusts and/or Charitable Organizations.

“Charitable Organization” means an organization described in Section 170(c), Section 501(c)(3) or Section 501(c)(4) of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Market Price” means the average (rounded to the nearest cent) of the volume-weighted average trading price of a share of Common Stock (rounded to the nearest cent) on the New York Stock Exchange for each of the 20 trading days immediately preceding the date of the Transfer.

“Conversion Time” means, with respect to any share of Company Common Stock, the date and time that such share is converted into any other class or series of Company Common Stock as set forth in Section 3 of this Article IV.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” means January 18, 2011.

“Family Members” means, with respect to any natural person, such person’s spouse, parents, grandparents, children, grandchildren, great-grandchildren, brothers and sisters, mother-in-law and father-in-law, brothers-in-law and sisters-in-law, daughters-in-law and sons-in-law. Adopted and step-members are also included as “Family Members.”

“First Lock-Up Release Date” means the first day after the thirty (30) month anniversary of the Issue Date.

“Governance Agreement” means that certain Amended and Restated Governance Agreement, dated as of May 25, 2011, by and among GNS II (U.S.) Corp., The Mosaic Company and the Stockholder Parties thereto, as such agreement may be amended from time to time.

“Issue Date” means the date on which Cargill consummates the Split-off, as such term is defined in the Merger and Distribution Agreement, in accordance with the terms thereof.

“Lock-Up Expiration Date” means: (A) with respect to each share of Series B-1 Common Stock, the First Lock-Up Release Date, (B) with respect to each share of Series B-2 Common Stock, the Second Lock-Up Release Date and (C) with respect to each share of Series B-3 Common Stock, the Third Lock-Up Release Date.

“Lilac Trust” means the Lilac Trust dated August 20, 1996, as amended.

“MAC Trusts” means the Margaret A. Cargill Foundation, the Acorn Trust, the Lilac Trust and the Anne Ray Charitable Trust.

“Margaret A. Cargill Foundation” means the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended.

“Market Sale” means a sale of capital stock of the Corporation by the MAC Trusts pursuant to and in accordance with Section 2.2(a) of the Registration Agreement.

“Merger” shall have the meaning assigned to such term in the Merger and Distribution Agreement.

“Merger and Distribution Agreement” means that certain Merger and Distribution Agreement, dated as of January 18, 2011, by and among GNS II (U.S.) Corp., The Mosaic Company, GNS Merger Sub LLC, the MAC Trusts and Cargill, as such agreement may be amended from time to time.

“Permitted Transfer” means:

(A) any Transfer of shares to the Corporation or any of its subsidiaries other than any such Transfer of shares of Class A Common Stock or Class B Common Stock at a price per share that exceeds the Common Market Price;

(B) any Transfer of shares by an estate of a person who shall have died after the Execution Date or by a trust (in the event a grantor, settlor or beneficiary of such trust shall have died after the Execution Date), in each case so long as the proceeds of such Transfer are to be used to pay estate taxes and expenses payable by reason of the death of such deceased person or the death of the grantor or settlor of such trust or any one or more beneficiaries of such trust (as applicable);

(C) any pledge of shares by an estate of a person who shall have died after the Execution Date or by a trust (in the event a grantor, settlor or beneficiary of such trust shall have died after the Execution Date), in each case so long as such pledge of shares is made to a bank, trust company or other financial institution as security for a bona fide loan and the proceeds of such loan are to be, or shall have been, used to pay estate taxes, debts, obligations and expenses payable by reason of the death of such deceased person or the death of the grantor or settlor of such trust or any one or more beneficiaries of such trust (as applicable), and the Transfer of any such pledged shares in connection with a foreclosure on such pledged shares;

(D) any Transfer of shares of a deceased holder to the estate of such deceased holder upon such deceased holder’s death and the Transfer of such shares from the estate of such deceased holder to the beneficiaries thereof, provided that each such Transfer is pursuant to the deceased holder’s will or the laws of descent or distribution;

(E) any Transfer of shares of a holder to the bankruptcy estate of such holder if such holder has become bankrupt or insolvent;

(F) any Transfer of shares by a natural person to (i) any of such holder’s Family Members, (ii) a trust for the benefit of the holder or one or more of such holder’s Family Members (a “Qualified Trust”) or (iii) any corporation, partnership or limited liability company of which, in each case, 100% of the voting and equity interests are beneficially owned by one or more of such holder and such holder’s Family Members or a trust for the benefit of one or more of such holder’s Family Members;

(G) any Transfer of shares by a Qualified Trust to the beneficiaries and/or grantor or settlor of such trust, in each case in accordance with the terms of the governing trust instrument;

(H) any Transfer of shares of Series A-4 Common Stock by a Charitable Organization to another Charitable Organization to satisfy the transferor’s annual distribution requirements under the Code, applicable treasury regulations or state law; to the extent, and only to the extent, such transferor’s liquid assets are insufficient, in the good faith judgment of the transferor, to meet such annual distribution requirements and operating requirements for such period;

(I) any Transfer of shares by the Acorn Trust to the MAC Foundation in accordance with the governing trust agreement for the Acorn Trust and any Transfer of shares from the Lilac Trust to the Anne Ray Charitable Trust in accordance with the governing trust agreement for the Lilac Trust;

(J) any Transfer of shares by a holder thereof (other than a Transfer of shares to the Corporation or any of its subsidiaries, which is the subject of clause (A) of this definition) approved by the Board of Directors and by Cargill;

(K) any Transfer of shares after the second (2nd) anniversary of the Issue Date with respect to which no gain or loss is recognized for U.S. federal income tax purposes;

(L) any Transfer of shares after the second (2nd) anniversary of the Issue Date to Cargill Family Members, Cargill Family Entities, Cargill Family Member Estates, Cargill Family Trusts and Charitable Organizations; and

(M) any Transfer of shares after the second (2nd) anniversary of the Issue Date by a Cargill Family Trust to the beneficiaries and/or grantors or settlors of such trust.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.

“Private Sale” means a sale of capital stock of the Corporation by the MAC Trusts pursuant to and in accordance with Section 2.2(c) of the Registration Agreement.

“Qualified Transfer” means a Transfer (A) pursuant to a tender or exchange offer that is made by the Corporation or any of its subsidiaries or approved (including solely for the purposes of this definition) or recommended by the Board of Directors (or a designated committee thereof) in which all classes of Company Common Stock are offered the same form and amount of consideration per share or (B) arising as a result of a reorganization, consolidation, combination or merger or similar transaction to which the Corporation is a party and in which all classes of Company Common Stock are offered the same kind and amount of consideration per share.

“Registration Agreement” means that certain Registration Agreement, dated as of January 18, 2011, by and among GNS II (U.S.) Corp., The Mosaic Company, Cargill, the MAC Trusts and the other Persons party thereto, as such agreement may be amended from time to time.

“Released Share Offering” has the meaning assigned to such term in the Registration Agreement.

“Second Lock-Up Release Date” means the first day after the forty-two (42) month anniversary of the Issue Date.

“Structured Formation Offering” means any of the First Formation Offering, the Second Formation Offering, the Third Formation Offering, the Fourth Formation Offering, and the S&P 500 Index Inclusion Offering, as each such term is defined in, and pursuant to, the Registration Agreement.

“Third Lock-Up Release Date” means the first day after the fifty-four (54) month anniversary of the Issue Date.

“Transfer” means (with its cognates having corresponding meanings), with respect to any securities (“applicable securities”), (i) any direct or indirect sale, exchange, issuance, transfer, redemption, grant, pledge, hypothecation or other disposition, whether voluntary or involuntary, by operation of law or otherwise, and whether or not for value, of any of the applicable securities, or any securities, options, warrants or rights convertible into or exercisable or exchangeable for, or for the purchase or other acquisition of, any applicable securities or any contract or other binding arrangement or understanding (in each case, whether written or oral) to take any of the foregoing actions or (ii) entering into any swap or other agreement, arrangement or understanding, whether or not in writing, that, directly or indirectly, transfers, conveys or otherwise disposes of, in whole or in part, any of the economic or other risks or consequences of ownership of any applicable securities, including short sales of applicable securities, option transactions with respect to applicable securities, use of equity or other derivative financial instruments relating to applicable securities and other hedging arrangements with respect to applicable securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the applicable securities, other securities, cash or otherwise; provided, however, that the grant of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Exchange Act shall not constitute a “Transfer”.

4. Preferred Stock.

The Board of Directors is authorized, subject to limitations prescribed by law and Section 2(D)(2) of this Article IV, to provide by resolution or resolutions for the issuance of shares of Preferred Stock from time to time in one or more series, and, by filing a certificate pursuant to the applicable law of the State of Delaware (each a “Preferred Stock Designation”), to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each such series, and any qualifications, limitations and restrictions thereof. The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of the shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding);

(c) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(d) the dates at which dividends, if any, shall be payable;

(e) the redemption rights and price or prices, if any, for shares of the series;

(f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or of such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i) restrictions on the issuance of shares of the same series or of any other class or series;

(j) the voting rights, if any, of the holders of shares of the series; and

(k) such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

ARTICLE V

BYLAWS

In furtherance and not in limitation of the powers conferred by statute and except as provided herein or in the bylaws, the Board of Directors shall have the power to adopt, amend, repeal or otherwise alter the bylaws without any action on the part of the stockholders in accordance with the bylaws; provided, however, that any bylaws made by the Board of Directors and any and all powers conferred by any of said bylaws may be amended, altered or repealed by the stockholders.

ARTICLE VI

LIMITATION OF DIRECTORS’ LIABILITY; INDEMNIFICATION

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law.

If the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

ELECTION OF DIRECTORS

The election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VIII

BOARD OF DIRECTORS

The business of the Corporation shall be managed by or under the direction of the Board of Directors. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Any director may tender his resignation at any time. Subject to any rights of the holders of any series of Preferred Stock, any director may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock (as hereafter defined), voting together as a single class. For purposes of this Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

The number of directors to constitute the whole Board of Directors shall be established as provided in the bylaws. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At the first annual meeting of stockholders, the terms of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of the stockholders, the term office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders, the term of office for the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time such classification becomes effective.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the number of directors is hereafter changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, except as may be expressly provided as to any directors who may be elected by the holders of any series of Preferred Stock.

ARTICLE IX

STOCKHOLDER ACTION BY WRITTEN CONSENT

Action shall be taken by the stockholders of the Corporation only at annual or special meetings of the stockholders, and stockholders may not act by written consent; provided, however, that any action required or permitted to be taken by stockholders for or in connection with any action set forth in Section 2(D)(2) of Article IV and recommended by the Board of Directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the applicable classes and/or series of shares of Class A Common Stock and/or Class B Common Stock representing the Requisite Votes (in addition to the holders of outstanding shares of Company Common Stock representing the minimum number of votes that are otherwise required under applicable law or this Restated Certificate of Incorporation) and shall otherwise comply with the procedures set forth in the bylaws of the Corporation. Special meetings of the stockholders may only be called as provided in the bylaws.

ARTICLE X

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute (but subject to Section 2(D)(2) and Section 2(D)(3) of Article IV), and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

3) That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the DGCL.

4) That said restated certificate of incorporation, which restates and integrates and further amends the provisions of this corporation’s certificate of incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

5) That said restated certificate of incorporation shall become effective at 8:31 a.m. Eastern Time on May 25, 2011.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 24th day of May, 2011.

GNS II (U.S.) CORP.

By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Restated Certificate of Incorporation]